UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2017

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In May 2017, the Compensation Committee of Alon USA Energy, Inc. (the "Company") approved the payment of cash bonuses under the Company's 2005 Incentive Compensation Plan based on performance in the fiscal year ended December 31, 2016. As a result, on May 26, 2017, the Company paid cash bonuses to the Company's named executive officers.

The amounts of these bonuses had not been determined at the time of the filing of the Company's Amendment No. 1 to Form 10-K (the “Form 10-K/A”) and were therefore not included in the “Non-Equity Incentive Plan Compensation” column contained in the Summary Compensation Table set forth therein. The amount awarded to the Company's named executive officers is set forth below in the “Non-Equity Incentive Plan Compensation” column as well as the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table had the amounts of these awards been determined prior to the filing of the Form 10-K/A. Previous amounts reported in the “Non-Equity Incentive Plan Compensation” column have been omitted.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($)	Total ($)
Paul Eisman	$102,115	$4,299,944
Former Chief Executive Officer (PEO)
Shai Even	62,270	728,223
Senior Vice President and Chief Financial Officer (PFO)
Jeff Morris	29,728	1,365,121
Vice Chairman of the Board - Alon USA Partners, LP
Jimmy Crosby	54,346	829,268
Senior Vice President Refining
James Ranspot	54,256	664,625
Senior Vice President & General Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	May 26, 2017	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary